Registration No. [333-        ]

As filed with the Securities and Exchange Commission on January 11, 2010

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTWAY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4755936
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

365 Canal Street, Suit 2900

New Orleans, LA 70130

(504) 636-4245

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter J.M. Harding

Chief Executive Officer

365 Canal Street, Suit 2900

New Orleans, LA 70130

(504) 636-4245

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Copy to:

Craig L. Godshall, Esquire

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104-2808

(215) 994-4000

Approximate date of commencement of the proposed sale to the public:

From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (3)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (3)	AMOUNT OF REGISTRATION FEE
Class A Common Stock, par value $.0001 per share(1)	13,310,154	$4.21	$56,035,748.34	$3,995.35

(1)        Includes 12,624,003 shares of Class A common stock issuable upon the conversion of the shares of Class B common stock offered for resale by the selling stockholders named herein.

(2)        Pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock which become issuable by reason of any stock split, stock dividend, recapitalization or similar transaction.

(3)        Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average high and low prices of the Registrant’s Class A Common Stock as reported by the NASDAQ Capital Market on January 5, 2010, which date is within five business days prior to the initial filing date of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, JANUARY 11, 2010

PROSPECTUS

13,310,154 Shares

WESTWAY GROUP, INC.

Class A Common Stock par value $.0001 per Share

All of the shares of our Class A common stock offered hereby are being sold by the stockholders named in this prospectus or their successors in interest.  See the “Selling Stockholders” section on page 3.  We will not receive any proceeds from the sale of the shares of Class A common stock offered hereby.  We have agreed to bear certain expenses (other than broker or underwriter discounts and commissions, if any) in connection with the registration of the transfer of the Class A common stock.

This prospectus also relates to the sale of up to 12,624,003 shares of Class A common stock that Westway Holdings Corporation (“Holdings”), who is one of the Selling Stockholders and a subsidiary of ED&F Man Holdings Limited (“ED&F Man”), may offer from time to time.  The Class A common stock offered by Holdings under this prospectus is currently held by Holdings in the form of 12,624,003 shares of Class B common stock, par value $.0001 per share.  Shares of Class B common stock will automatically convert into an equal number of shares of Class A common stock if beneficially owned by anyone other than ED&F Man, its subsidiaries or affiliates (other than the Company).

The number of shares of Class A common stock that may actually be sold by each Selling Stockholder will be determined by such Selling Stockholder.  Because the Selling Stockholders may sell or otherwise dispose of from time to time all, some or none of the shares of Class A common stock covered by this prospectus, no estimate can be given as to the number of shares of Class A common stock that will be held by the Selling Stockholders upon termination of the offering.

Our Class A common stock is traded on the NASDAQ Capital Market under the symbol “WWAY.”

The shares of Class A common stock may be sold from time to time by the Selling Stockholders or their successors in interest.

Our principal offices are located at 365 Canal Street, Suite 2900, New Orleans, LA 70130, and our telephone number is (504) 525-9741.

Investing in our Class A common stock involves risks.  See the “Risk Factors” section on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January      , 2010.

ABOUT THIS PROSPECTUS

This prospectus contains information about us and our shares of Class A common stock being offered by this prospectus.  In addition, as described below in the section entitled “Available Information,” we have filed and plan to continue filing other documents with the Securities and Exchange Commission that contain information about us and our Class A common stock.  These other documents are incorporated by reference in this prospectus.  Before you decide to invest in Class A common stock being offered by this prospectus, you should read this prospectus and the other documents we file with the Securities and Exchange Commission.

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.  If anyone provides you with different or inconsistent information, you should not rely upon it.  The Selling Stockholders are offering to sell these securities only in jurisdictions where such offer and sale are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Class A common stock.  Our financial condition, results of operations or prospects may have changed since that date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements.” The forward-looking statements are made within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend the forward-looking statements in this prospectus or made by us elsewhere to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. We have based these forward-looking statements on our current expectations and projections about future events, trends, uncertainties, and other factors that could cause, among other statements, our actual results and financial position to differ materially from those contemplated by the statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including, among other things, the information discussed below. If any of the following risks or uncertainties develop into actual events, this could significantly and adversely affect our business, prospects, financial condition or operating results. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently believe

i

to be immaterial also may adversely affect our business. In making these statements, we are not undertaking to address or update each factor in future filings or communications regarding our business or results. Our business is highly complicated and competitive with many different factors affecting results.

Forward-looking statements may relate to, among other things:

•                  our indebtedness;

•                  our expectations regarding our growth potential;

•                  the amount of cash on hand available to us;

•                  our continued relationship with ED&F Man;

•                  our competitors’ ability to compete with us;

•                  weather conditions, and their effect on the agricultural industry generally;

•                  trends affecting the industries in which we operate;

•                  fluctuation in consumer demands;

•                  legislation or regulatory environments, requirements or changes adversely affecting the industries in which we operate;

•                  our ability to attract and retain key personnel;

•                  our ability to comply with listing standards of the NASDAQ Capital Market;

•                  the need to comply with applicable securities laws governing our outstanding capital stock, including the Sarbanes-Oxley Act of 2002; and

•                  general economic conditions.

Any or all of the forward-looking statements may turn out to be wrong, and actual results may differ materially from those expressed or implied by such forward-looking statements. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control, including those incorporated by reference in the section entitled “Risk Factors,” beginning on page 2 of this prospectus, and contained elsewhere in this prospectus and in our other filings with the Securities and Exchange Commission (“SEC”) that we incorporate by reference into this prospectus. The areas of risk and uncertainty described above should be considered in connection with any written or oral forward-looking statements that may be made after the date of this prospectus by us or anyone acting for us. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ii

THE COMPANY

Westway Group, Inc., together with its wholly-owned subsidiaries (the “Company” or “we” or “us”) is a leading global provider of bulk liquid storage and related value-added services and the largest manufacturer and distributor of liquid feed supplements for the livestock industry in North America.

Before 2009, our predecessor businesses were organized and managed on a combined basis as part of a division under a global company ED&F Man, which is headquartered in the United Kingdom. On November 25, 2008, a business combination agreement was signed whereby ED&F Man’s bulk liquid storage and liquid feed supplements businesses would be acquired by Shermen WSC Acquisition Corp. (“Shermen” renamed Westway Group, Inc. upon completion of the business combination) in exchange for common and preferred stock and cash. Previously, Shermen was organized in 2006 as a “special purpose acquisition company” solely for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business.

The business combination was completed on May 28, 2009, whereby the bulk liquid storage and liquid feed supplements businesses were acquired by Shermen. ED&F Man and its affiliates became the largest stockholder, owning 47.5% of the outstanding common stock and 100% of the Series A Convertible Preferred Stock—a portion of which was deposited into escrow for release upon the achievement of certain earnings or stock price targets—and the Company’s name was changed to “Westway Group, Inc.”

We currently operate an extensive global network of 25 operating storage facilities providing 350 million gallons of total bulk liquid storage and 37 operating liquid feed supplement facilities producing approximately 1.7 million tons of liquid feed supplements annually.

Our bulk liquid storage business is a global business with infrastructure that includes a network of 25 terminals offering storage to manufacturers and consumers of agricultural and industrial liquids, located at key port and terminal locations throughout North America, in Western Europe, and in Asia. A key strategic aspect of our storage business is the fact that it has maintained a long-term presence in a number of highly critical, deep water ports from which it can offer its international customer base access to storage combined with the highest level of service in these important markets.

Our liquid feed supplements business produces liquid animal feed supplements that are sold directly to end users, feed manufacturers, distributors—primarily supplying beef and dairy— and livestock industries. By using formulation processes that are tailored specifically to the needs of our customers, we blend molasses and essential nutrients to form feed rations that help to maximize the genetic potential of livestock. Our liquid feed supplements business is the leading North American manufacturer of liquid animal feed supplements and the only such supplier with a true national footprint in the U.S.

Our 37 manufacturing and distribution locations allow us to provide nutritional liquid feed supplements to the majority of the U.S. and Canadian livestock market. In addition, 8 of our facilities are positioned at deep water port locations, allowing for the more efficient receipt of imported ingredients such as molasses and condensed molasses solubles, and therefore provide a competitive advantage to us since approximately 40% of the molasses consumed for livestock supplements is imported. The balance of our manufacturing locations are either strategically located on navigable inland river systems or have direct railroad access.

Synergistically, the bulk liquid storage and liquid feed supplements businesses mutually benefit from co-location of facilities, including enhanced raw material supply logistics for liquid feed supplements and increased operational efficiency resulting from the exchange of cross-business knowledge. We currently own and/or lease 122 acres of developable land adjacent to our existing facilities.

The Company is organized as a Delaware corporation and headquartered in New Orleans, LA. We maintain a website on the Internet at http://www.westway.com.  Our website, and the information contained therein, is not incorporated by reference in or intended to be part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and in subsequent filings, which are incorporated by reference into this prospectus. You should also consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of Class A common stock. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

There have been no material changes with respect to the risk factors incorporated by reference above except for the addition of the following risk factor:

We are the borrower under a credit facility with a syndicate of banks as the lenders.  The amount we borrow under this facility or its terms may restrict our operating flexibility, could adversely affect our financial health, and could prevent us from fulfilling certain financial obligations.

We are the borrower under a credit agreement dated as of November 12, 2009, with JPMorgan Chase Bank, N.A., as administrative agent, Regions Bank, as syndication agent, Capital One, N.A., Rabobank Nederland, SunTrust Bank, and Compass Bank (doing business as BBVA Compass), as documentation agents, and the lenders from time to time party thereto (initially, JPMorgan Chase Bank, N.A., Regions Bank, Capital One, N.A., Rabobank Nederland, Suntrust Bank, Compass Bank, Compass Bank, Whitney National Bank, Societe Generale, and CoBank ACB).  The credit agreement was delivered and became effective on November 16, 2009.

This $175 million revolving credit facility is scheduled to terminate on November 12, 2012, provides for loans at variable rates of interest, and is secured by most of our assets, various pledges of equity and various guarantees by subsidiaries in our group.

Our borrowings under this credit facility are being used primarily for working capital and to assist us in funding capital expenditures, including acquisitions.  As of December 31, 2009, our total indebtedness under this facility was $91.6 million, leaving $83.4 million available for additional borrowing.  The amount we borrow under this facility could significantly affect our operating flexibility, our financial health, and our ability to fulfill certain financial obligations.  For example, the more we borrow under the facility:

•                            the more difficult it may be for us to satisfy our current and future debt obligations;

•                            the more dependent we may be on the credit facility and the more any default under or termination of the credit facility may adversely affect us;

•                            the greater the portion of cash flows from operating activities we must dedicate to the payment of principal and interest on the indebtedness, thereby reducing the funds available for other purposes;

•                            the more we may be at a competitive disadvantage to competitors who are not as leveraged; and

•                            the more vulnerable we are to interest rate fluctuations, as the indebtedness under the facility bears interest at variable rates.

Likewise, the terms of the credit agreement may restrict our operating flexibility, financial health, or ability to fulfill certain financial obligations.  For example, the terms of the credit agreement:

•                            include not only first priority liens and security interests on the majority of our assets, but also a negative pledge on substantially all our non-mortgaged assets that restricts the encumbrance of such assets, subject to narrow exceptions;

•                            require us to maintain certain financial covenants, including (a) a maximum consolidated total leverage ratio (as defined in the credit agreement, but generally, funded debt to EBITDA) of no more than 3.5 to 1.0 at the end of each quarter in 2010, 3.25 to 1.0 at the end of each quarter in 2011, and 3.0 to 1.0 at the end of each quarter thereafter; and (b) a minimum consolidated interest coverage ratio (as defined in the credit agreement, but generally, EBITDA to interest expense) of not less than 3.0 to 1.0 at the end of each quarter;

•                            put restrictions on our ability to make capital expenditures, dispose of assets, incur indebtedness, encumber assets, pay dividends, redeem securities, make investments, change the nature of our business, acquire or dispose of a subsidiary, enter into transactions with affiliates, enter into hedging agreements, or merge, consolidate, liquidate or dissolve;

•                            provide for the possibility of acceleration of our debt and the termination of all loan commitments under the facility upon the occurrence of an event of default; and

•                            require the consent of each lender directly affected with respect to most time extensions or forgiveness of any amounts owed.

USE OF PROCEEDS

We will not receive any of the proceeds from the offer and sale of the shares of Class A common stock by the Selling Stockholders.  See the “Selling Stockholders” section below.

SELLING STOCKHOLDERS

The Selling Stockholders are listed in the table below.  They have registered 13,310,154 shares of Class A common stock for sale pursuant to this prospectus.  All of the shares of Class A common stock beneficially held by ED&F Man are currently held in the form of Class B common stock, which will automatically convert into an equal number of shares of Class A common stock if beneficially owned by anyone other than ED&F Man, its subsidiaries or affiliates (other than the Company). The Selling Stockholders or pledgees, donees, transferees or other successors in interest may offer the shares of Class A common stock for resale from time to time.  The number of shares of Class A common stock that may actually be sold by each Selling Stockholder will be determined by such Selling Stockholder.  Because the Selling Stockholders may sell or otherwise dispose of from time to time all, some or none of the shares of Class A common stock covered by this prospectus, no estimate can be given as to the number of shares of Class A common stock that will be held by the Selling Stockholders upon termination of the offering.

The table below sets forth the number of outstanding shares of Class A and Class B common stock beneficially owned by each Selling Stockholder as of the date of this prospectus, the number of shares of Class A common stock being offered by this prospectus (assuming the automatic conversion of all offered shares of Class B common stock into shares of Class A common stock), and the number and percentage of outstanding shares of Class A and Class B common stock that will be owned assuming the sale of all of the shares of Class A common stock registered under this prospectus.  Beneficial ownership is based on 13,940,833 shares of Class A common stock, and

12,624,003 shares of Class B common stock, issued and outstanding as of December 31, 2009 and is determined in accordance with SEC rules. Unless otherwise indicated in the footnotes to this table, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned		Number of Shares Offered Hereby	Shares Beneficially Owned After the Offering**
Name of Stockholder	Class A common stock	Class B common stock	Class A common stock	Number of Class A common stock	Percent of Class A common stock	Number of Class B common stock	Percent of Class B common stock

Westway Holdings Corporation(1)	*	12,624,003	12,624,003	*	*	*	*
Peter J.M. Harding(2)	582,569	*	582,569	*	*	*	*
Wayne N. Driggers	103,582	*	103,582	*	*	*	*

Total	686,151	12,624,003	13,310,154	*	*	*	*

*                 Less than 1% of the Class A or Class B common stock.

**          Because the Selling Stockholders may sell or otherwise dispose of from time to time all, some or none of the shares of Class A common stock covered by this prospectus, the number of shares of Class A or Class B common stock that will be owned by the Selling Stockholders upon the termination of this offering cannot be determined at this time.  For purposes of this table, we have assumed that the Selling Stockholders will sell all of the shares covered by this prospectus.

(1)         Westway Holdings Corporation is a subsidiary of ED&F Man.  Share amounts do not include 30,886,830 shares of Series A Preferred Stock of the Company which are not convertible into common stock within 60 days of December 31, 2009.

(2)         Excludes warrants to purchase 500,000 shares of Class A common stock which are not convertible into common stock within 60 days of December 31, 2009 and 368 shares of Class A common stock held by each of Tanya Melanie Harding and Elisa Marie Harding, Mr. Harding’s daughters, of which Mr. Harding disclaims beneficial ownership.

We have agreed to bear certain expenses (other than broker or underwriter discounts and commissions, if any) in connection with the registration of the Class A common stock.

The Company’s Relationships with the Selling Stockholders

ED&F Man

Pursuant to the business combination, the Company acquired the bulk liquid storage and liquid feed supplements businesses of ED&F Man in exchange for shares of the Company’s common and preferred stock and cash.  Prior to the business combination, as a consequence of being owned by ED&F Man, the acquired business maintained a significant commercial relationship with ED&F Man. After the business combination, this relationship has continued, with the Company acting as the preferred supplier of storage services to ED&F Man and ED&F Man acting as the significant provider of molasses requirements to the liquid feed supplements business. In addition, ED&F Man has agreed to provide transitional services to the Company for a minimum period of twelve months following the business combination. The Company has also agreed to provide transitional services to the ED&F Man group for the same period.  Such transitional support is provided on an arms-length basis.

ED&F Man Treasury, an affiliate of ED&F Man, provided the Company with a two year, $100 million revolving credit facility scheduled to mature on May 27, 2011, and a $5 million working capital borrowing line scheduled to mature on January 8, 2010. On November 16, 2009, the Company used its new $175 million credit facility to refinance its balance under the ED&F Man facility.

The Company has a participation agreement with a captive insurance company owned by ED&F Man. The captive underwrites the self-insured portion of certain risks insured by the Company through the captive and charges a premium for the first layer claims exposure. Under this agreement all transactions of the Company are segregated from ED&F Man’s business.

Other Selling Stockholders

Mr. Harding is the Chief Executive Officer of the Company and a member of the Company’s board of directors.  Prior to the closing of the business combination, he served as Managing Director of ED&F Man’s Molasses & Palm Oil Trading, Feed Products, Third Party Storage, Biofuels Division from 2003. Mr. Harding also served on the Executive Committee of ED&F Man.

Mr. Driggers is the Chief Operating Officer of the Company.  Mr. Driggers previously served as President of the Westway bulk liquid storage business from 1992 until the closing of the business combination.

Registration Rights

See “Description of Common Stock — Registration Rights” below.

PLAN OF DISTRIBUTION

The Selling Stockholders, and their respective pledgees, donees, distributees, transferees, or other successors in interest, may from time to time offer and sell, separately or together, some or all of the shares of Class A common stock covered by this prospectus, in one or more transactions including, but not limited to, the following means of distribution (or any combination thereof):

•                                          block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•                                          ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•                                          through one or more underwriters on a firm commitment or best efforts basis;

•                                          directly to one or more purchasers;

•                                          on the NASDAQ Capital Market (including through at the market offerings);

•                                          sales in the over-the-counter market;

•                                          through short sales of Class A common stock;

•                                          through the writing of options on Class A common stock;

•                                          through agents;

•                                          in privately negotiated transactions; and

•                                          in any combination of these methods of sale.

The applicable prospectus supplement, if required, will set forth:

•                                          the specific terms of the offering of our Class A common stock, including the name or names of any underwriters, dealers or agents;

•                                          the purchase price of the Class A common stock and the proceeds to the Selling Stockholders from the sale;

•                                          any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents; and

•                                          any delayed delivery arrangements.

Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The Selling Stockholders may from time to time deliver all or a portion of the shares of Class A common stock offered hereby to cover a short sale or sales or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position.

The sale price to the public may be the market price prevailing at the time of sale, a price related to the prevailing market price or at any other price as any Selling Stockholder determines from time to time.  Each Selling Stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of Class A common stock if he deems the purchase price to be unsatisfactory at any particular time.

If required under applicable state securities laws, the Selling Stockholders will sell the Class A common stock only through registered or licensed brokers or dealers. In addition, in some states, the Selling Stockholders may not sell securities unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

If the Class A common stock is sold by means of an underwritten offering, the Selling Stockholders will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the Class A common stock. If the Selling Stockholders sell the Class A common stock to one or more underwriters on a firm commitment basis, then the underwriters will be obligated to purchase all of the Class A common stock offered if any are purchased. Under agreements into which the Selling Stockholders may enter, underwriters, dealers and agents who participate in the distribution of the Class A common stock may be entitled to indemnification by the Selling Stockholders against some liabilities, including liabilities under the Securities Act.

If the Selling Stockholders use underwriters for an offering of the Class A common stock, the underwriters may acquire the Class A common stock for their own accounts. The underwriters may resell the Class A common stock from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined by the underwriters at the time of sale, or at negotiated prices. The Selling Stockholders also may, from time to time, authorize underwriters acting as our agents to offer and sell the Class A common stock upon the terms and conditions as will be set forth in the applicable prospectus supplement. In connection with the sale of the Class A common stock, underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and also may receive commissions from purchasers of the

Class A common stock. Underwriters may sell the Class A common stock to or through dealers, who may receive compensation in the form of discounts, concessions from the underwriters and/or commissions from the purchasers of the Class A common stock.

Any underwriting compensation paid by the Selling Stockholders to underwriters or agents in connection with any offering of the Class A common stock and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of our Class A common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Class A common stock may be deemed to be underwriting discounts and commissions.

If so indicated in the applicable prospectus supplement, the Selling Stockholders may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase Class A common stock from the Selling Stockholders at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. The applicable prospectus supplement will set forth the commission payable for solicitation of such offers.

The Selling Stockholders may grant to the underwriters options to purchase additional Class A common stock to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If the selling stockholders grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

The Selling Stockholders may also sell the Class A common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such market makers and broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Class A common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).  Market makers and block purchasers purchasing the Class A common stock will do so for their own account and at their own risk.  It is possible that the Selling Stockholders will attempt to sell shares of Class A common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  In addition, the Selling Stockholders or their respective successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of Class A common stock in the course of hedging the positions they assume with the Selling Stockholders.  There can be no assurance that all or any of the Class A common stock offered hereby will be sold by the Selling Stockholders.

The Selling Stockholders and any broker-dealers that act in connection with the sale of Class A common stock might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Class A common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act.  The registration of the Class A common stock under the Securities Act shall not be deemed an admission by any of the Selling Stockholders or the Company that any of the Selling Stockholders is an underwriter for purposes of the Securities Act of any Class A common stock offered pursuant to this prospectus.

The Selling Stockholders and any other person participating in a distribution of the Class A common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the Selling Stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the Class A common stock to engage in market-making activities with respect to the Class A common stock.  All of the forging may affect the marketability of the Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the Class A common stock.

In connection with any offering, persons participating in the offering, such as any underwriters, may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Class A common stock and syndicate short positions involve the sale by underwriters of a greater number of Class A common stock than they are required to purchase in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Class A common stock sold in the offering for their account may be reclaimed by the syndicate if the Class A common stock is repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Class A common stock, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Shares of Class A common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.  In addition, a Selling Stockholder may devise, gift or otherwise transfer the Class A common stock by means not described herein, in which event such transfer will not be pursuant to this prospectus.

We will not receive any proceeds from the sale of the Class A common stock offered by the Selling Stockholders.  We have agreed to bear certain expenses (other than broker or underwriter discounts and commissions, if any), estimated to be $62,495, in connection with the registration of the Class A common stock.

DESCRIPTION OF COMMON STOCK

The following is a brief description of the terms governing our Class A common stock and our Class B common stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated by-laws, copies of which have been filed with the SEC and are also available upon request from us.

General

Our amended and restated certificate of incorporation provides the authority to issue one hundred seventy five million (175,000,000) shares of Class A common stock, par value $0.0001 per share and sixty million (60,000,000) shares of Class B Common Stock, par value $0.0001 per share. At December 31, 2009, 13,940,933 shares of our Class A common stock and 12,624,003 shares of our Class B common stock were outstanding. The number of shares of our Class A common stock outstanding stated above includes 1,000,000 shares issued to Shermen WSC Holding LLC (“Shermen Holding”) and held in escrow to be released upon achievement of earnings or share price targets. In addition, 52,614,286 shares of our Class A common stock are reserved for issuance upon exercise of our outstanding warrants.

The powers, preferences and rights of the Class A common stock and Class B common stock will be identical in all respects, except as otherwise required by law or as specifically provided for in the amended and restated certificate of incorporation. The holders of our Class A common stock and the holders of our Class B common stock do not have pre-emption rights pursuant to our amended and restated certificate of incorporation. Holders of our Class A common stock and holders of our Class B common stock are entitled to share pro rata in dividends and distributions with respect to our common stock, as may be declared by our board of directors out of funds legally available for such purpose.

Shares of our Class A common stock are held by parties unrelated to ED&F Man, while shares of Class B common stock are held by ED&F Man or any of its subsidiaries and affiliates. If any shares of Class B common stock cease to be owned beneficially or of record by ED&F Man or any of its subsidiaries or affiliates, these shares will automatically convert into an equal number of shares of Class A common stock.  If any shares of Class A common stock become owned by ED&F Man, such shares of Class A common stock will automatically convert to an equal number of fully paid and nonassessable shares of Class B common stock.

Voting Rights

The holders of any of our Class A common stock or Class B common stock possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of our amended and restated certificate of incorporation in the exercise of their voting power. The holders of our Class B common stock, voting as a separate class, have the right to elect up to three members of the board of directors, and the holders of our Class A common stock, voting as a separate class, have the right to elect four members of the board of directors.

Registration Rights

The 2007 Registration Rights Agreement

In connection with the 2007 initial public offering of our predecessor, certain stockholders, including Shermen Holding, were granted registration rights for their shares of common stock and warrants pursuant to a registration rights agreement dated May 24, 2007 to which we are a party (the “2007 Registration Rights Agreement”). The holders of the majority of the registrable shares thereunder are entitled to make up to two demands that we register those shares and can elect to exercise these registration rights at any time after the date which is six months after the closing of the business combination. In addition, these stockholders have “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

In 2009, Dorset Management Corporation (“Dorset”) entered into an agreement with Shermen Holding pursuant to which Dorset acquired 857,142 shares of Class A common stock and Shermen Holding granted Dorset the right to participate in the registration rights provided under the 2007 Registration Rights Agreement in connection with such transferred shares.

The 2009 Registration Rights Agreement

In connection with the consummation of the business combination, ED&F Man and the participating employees have been granted rights under a registration rights agreement (the “2009 Registration Rights Agreement”), to which we are a party, to register under the Securities Act for sale to the public their shares of our common stock and, in the case of ED&F Man, their shares of Class B common stock and shares of Class A common stock into which its shares of Series A Preferred Stock are convertible, including the following:

The holders of at least 50% of the outstanding registrable securities (other than registrable securities held by the participating employees) under the 2009 Registration Rights Agreement (which include the shares of our common stock held by ED&F Man and the shares of our common stock into which their shares of Series A Preferred Stock are convertible) have the right, at any time after the date that is 18 months after the closing of the business combination, to make up to four written demands that we effect a registration of all or a part of the holders’ registrable securities under the Securities Act. The right to these demand registrations is subject to customary limitations, including as to the minimum number of registrable securities that can be registered in connection with any single demand and that we will not be obligated to make more than one such registration during any 180-day period. We will bear the expenses incurred in connection with any such registration.

These stockholders and the participating employees also have “piggy-back” rights to include their shares in (or piggyback on) a registration that we initiate, and an unlimited number of short-form or Form S-3 registration rights with respect to registration statements filed subsequent to such date, subject to customary restrictions (including as to the minimum number of registrable securities that can be registered in connection with any single demand and that we will not be obligated to make more than two such registrations during any 360-day period). We will bear the expenses incurred in connection with any such registration.

After the receipt of any request of a short form registration from the holders of at least 50% of the outstanding registrable securities (other than the registrable securities held by the participating employees) under the 2009 Registration Rights Agreement (which includes the shares of our common stock held by ED&F Man and the shares of our common stock into which its shares of Series A Preferred Stock are convertible), the participating employees have “piggy-back” rights to include their shares in (or piggyback on) the related registration. We will bear the expenses incurred in connection with any such registration.

The 2009 Registration Rights Agreement also sets forth, among other things, customary registration procedures that prescribe the manner in which we must effect the registration and sale of the registrable securities. The rights of any holder of registrable securities, other than the participating employees, to these registration rights will terminate if that holder ceases to own 10% or more of our outstanding shares of common stock (determined on an “as-converted” basis assuming the conversion of all Series A Preferred Stock into common stock). The rights of any participating employee to these registration rights will terminate on the earlier of the first date that the participating employee no longer owns any shares of our common stock and the date of the first anniversary of the date on which the registration statement pertaining to the shares held by such participating employee was declared effective.

The foregoing are summaries of selected material provisions of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. These summaries are qualified in their entirety by reference to the complete text of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, which have been filed with the SEC and are also available upon request from us.

Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and By-Laws

Certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated by-laws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Dual Class Structure

Our dual class common stock structure concentrates ownership of our voting stock in the hands of affiliates of ED&F Man. 100% of our Class B common stock is controlled by affiliates of ED&F Man, representing 47.5% of the voting power of our outstanding capital stock. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

Undesignated Preferred Stock

Since our board of directors may issue shares of preferred stock and set the voting powers, designations, preferences and other rights related to that preferred stock, any designation of preferred stock and issuance of shares of preferred stock may delay or prevent a change of control.

Classified Board of Directors; Vacancies and Removal of Directors

Our amended and restated by-laws provide that our board of directors will consist of seven directors or such lesser or greater number, but not less than one nor more than fifteen, as our board of directors, by resolution, may from time to time determine. Our amended and restated certificate of incorporation provides for members of our board of directors elected by the holders of our Class A common stock to be divided into three classes serving staggered terms. Approximately one-third of those board of directors will be elected each year. In contrast, our amended and restated certificate of incorporation provides for members of our board of directors elected by the holders of our Class B common stock to serve one year terms. The provision for a partially classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors sooner than the party would in the absence of any such provision. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

Our amended and restated by-laws provide that any director may be removed at any time upon the affirmative vote of the holders of at least a majority of the outstanding shares then entitled to vote at an election of directors, except that any director included in a class of directors established in accordance with our amended and restated certificate of incorporation the term of which extends for more than one year may be removed only for cause. Furthermore, a holder or holders of shares of a class or series may only make a proposal for consideration at an annual meeting of stockholders in accordance with the procedures set forth in our by-laws with respect to removal of a director, with respect to a director that is designated or elected by the holders of that class or series of shares.

Subject to limited exceptions, only our board of directors may fill a vacancy occurring as a result of the death, disability, disqualification or resignation of a director or as a result of an increase in the size of the board of directors. In this regard, any vacancy on our board of directors concerning any director who was elected by the holders of the shares of our Class A or Class B common stock will be filled by the affirmative vote of a majority of the remaining directors who were previously elected by the holders of the shares of Class A common stock or Class B common stock, respectively. If no such directors remain with respect to the applicable class of common stock, the vacancy will be filled by the affirmative vote of the holders of a majority of the voting power of the shares of the applicable class of common stock entitled to vote on the election of directors. Any director elected to fill a vacancy or a newly created directorship will hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our by-laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The by-laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the person became an interested stockholder, unless:

•                  the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  at or after the time a person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general an “interested stockholder” is a person that, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of our outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company, located at 17 Battery Place, New York, New York 10004.

Listing on the NASDAQ Capital Market

Our Class A common stock is traded on the NASDAQ Capital Market under the symbol “WWAY.” Our Class B common stock is not quoted or listed on any stock market or exchange.

LEGAL MATTERS

Legal matters in connection with the authorization and issuance of the shares of Class A common stock offered hereby have been passed upon by Dechert LLP, Philadelphia, Pennsylvania.

EXPERTS

The financial statements of the Company as of December 31, 2008 and 2007, and for the period from April 18, 2006 (date of inception) through December 31, 2008, have been incorporated herein by reference in reliance upon the report of Rothstein, Kass & Company, P.C., independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

The audited combined carve-out financial statements of the bulk liquid storage and liquid feed supplements businesses (Westway Group) of ED&F Man group as of October 31, 2008 and 2007, and for each of the three fiscal years in the period ended October 31, 2008, have been incorporated herein by reference in reliance upon the report of Ernst & Young LLP upon the authority of that firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act and file reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information filed by us may be inspected and copied at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  Reports, proxy and information statements and other information filed electronically by us with the SEC are available at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” information contained in documents that we file with the SEC into this prospectus.  This means that we disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information.  Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, all filings filed pursuant to the Exchange Act after the date of the registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:

1.              Our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 13, 2009.

2.              Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 1, 2009, for the quarter ended June 30, 2009 filed with the SEC on August 10, 2009 and amended on Form 10-Q/A on August 17, 2009, and for the quarter ended September 30, 2009 filed with the SEC on November 9, 2009.

3.              Our Current Reports on Form 8-K filed with the SEC on February 9, 2009, March 13, 2009, April 16, 2009, April 27, 2009, May 8, 2009, May 18, 2009, May 21, 2009, May 27, 2009, May 29, 2009, June 1, 2009, June 2, 2009, June 15, 2009, July 7, 2009, July 30, 2009, August 27, 2009, September 10, 2009, September 25, 2009, October 16, 2009, November 17, 2009 and December 17, 2009.

4.              The description of our Class A Common Stock incorporated by reference into our registration statement on Form 8-A filed with the SEC on December 18, 2009, including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated by reference herein, including exhibits specifically incorporated by reference in such documents but excluding all other exhibits to such documents.  Requests should be made to: Thomas Masilla, 365 Canal Street, Suit 2900, New Orleans, LA 70130, telephone: (504) 636-4245.

13,310,154 Shares of Class A Common Stock

PROSPECTUS

January         , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

SEC Registration Fee	$3,995
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	18,500
Miscellaneous Expenses	10,000
Total	$62,495

Each amount set forth above, except for the SEC Registration Fee, is estimated.

Item 15.  Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s amended and restated certificate of incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as director, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the provision of the Company’s amended and restated certificate of incorporation providing for the foregoing indemnification by the stockholders of the Company will not adversely affect any right or protection of a director of the Company with respect to events occurring prior to the time of such repeal or modification.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

The Company’s amended and restated certificate of incorporation provides that the Company, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, will indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification under the amended and restated certificate of incorporation will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized by the amended and restated certificate of incorporation.

Item 16.  Exhibits.

Exhibit No.	Exhibit Description

5.1	Opinion of Dechert LLP. †

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Dechert LLP (included in Exhibit 5.1).

† To be filed by amendment.

Item 17.  Undertakings.

A.                                   Undertaking required by Item 512(a) of Regulation S-K.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) The undersigned hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, state of Louisiana, on January 11, 2010.

WESTWAY GROUP, INC.

By:	/s/ Peter J.M. Harding
Peter J.M. Harding
Chief Executive Officer

By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter J.M. Harding and Thomas A. Masilla, Jr., and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter J.M. Harding	Chief Executive Officer	January 11, 2010
Peter J.M. Harding	(Principal Executive Officer)

/s/ Thomas A. Masilla, Jr.	Chief Financial Officer	January 11, 2010
Thomas A. Masilla, Jr.	(Principal Financial and Accounting Officer)

/s/ Francis P. Jenkins, Jr.	Chairman of the Board of Directors	January 11, 2010
Francis P. Jenkins, Jr.

/s/ Gregory F. Holt	Director	January 11, 2010
Gregory F. Holt

/s/ Philip A. Howell	Director	January 11, 2010
Philip A. Howell

/s/ James B. Jenkins	Director	January 11, 2010
James B. Jenkins

/s/ G. Kenneth Moshenek	Director	January 11, 2010
G. Kenneth Moshenek

/s/ John E. Toffolon, Jr.	Director	January 11, 2010
John E. Toffolon, Jr.

EXHIBIT INDEX

Exhibit Numbers are in accordance with the Exhibit Table in Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

5.1	Opinion of Dechert LLP. †

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Dechert LLP (included in Exhibit 5.1).

† To be filed by amendment.